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                                                                     EXHIBIT 5.1

                           [Howard, Rice letterhead]



                                April 30, 1998


United Road Services, Inc.
8 Automation Lane
Albany, New York  12205

      Re:  1,265,000 shares of Common Stock, par value $0.001 per share
           ------------------------------------------------------------

Ladies and Gentlemen:

      You have requested our opinion of counsel for United Road Services, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-1 (together with all amendments and exhibits and materials incorporated by reference therein, the "Registration Statement") filed with the Securities and Exchange Commission with respect to the registration pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), of 1,265,000 shares of Common Stock of the Company (the "Offered Shares").

      We have examined originals or copies certified or otherwise identified to our satisfaction as authentic copies of the Registration Statement, the Certificate of Incorporation and Bylaws of the Company, resolutions and unanimous written consents of the Board of Directors of the Company, certificates of one or more officers of the Company, and such other corporate records of the Company and other documents of which we are aware as we considered necessary for purposes of enabling us to render the opinion set forth below.

      In connection with this opinion we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of
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United Road Services, Inc.
April 30, 1998
Page 2

the information, representations and warranties contained in the instruments, documents, records and certificates we have reviewed; and (d) the due authorization, execution and delivery on behalf of the respective parties thereto of the documents referred to herein. As to matters of fact material to our opinions, we have relied on our review of the documents referred to above and on statements made to us by officers of the Company. We have not independently verified any factual matters or any assumptions made by us in this letter and disclaim any inference as to the reasonableness of any such assumption.

      Based upon the foregoing and subject to the exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that upon the issuance and sale of the Offered Shares in accordance with the terms of the Registration Statement, the Offered Shares will be legally issued, fully paid and non-assessable.

      We are members of the bar of the State of California and are not admitted to practice in any other jurisdiction. The opinions set forth above are limited in all respects to matters governed by the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

      The opinion set forth herein is given as of the date hereof and is expressly limited to the matters stated. No opinion is implied or may be
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United Road Services, Inc.
April 30, 1998
Page 3


inferred beyond what is explicitly stated in this letter. We disclaim any obligation to notify you or any other person or entity after the date of this letter if any change in fact or law should change our opinion with respect to any matter on which we are expressing an opinion herein.

      We are delivering this opinion to the Company solely to satisfy the requirement of the Securities and Exchange Commission set forth in Item 601(a) and Item 601(b)(5)(i) of Regulation S-K under the Securities Act and no other person may rely on it. Copies of this letter may not be circulated or furnished to any other person or entity, and this letter may not be referred to in any report or document furnished to any other person or entity, without our prior written consent.

      We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the prospectus.

                              Very truly yours,

                              /s/ HOWARD, RICE, NEMEROVSKI, CANADY, FALK &
                              RABKIN
                              A Professional Corporation